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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the references to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated March 30, 2000, in the Registration Statement (Form S-1) and related Prospectus of ObjectSpace, Inc. for the registration of shares of its common stock, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Dallas, Texas
March 30, 2000